Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

March 16, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on March 16, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

March 16, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Provides Clarification on US Data Centers Transaction

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – March 16, 2026 – Digi Power X Inc. (“Digi Power X” or the “Company”) (Nasdaq: DGXX / Cboe Canada: DGX) provides an update on its news release of March 13, 2026, regarding the launch of the next phase of development of US Data Centers, Inc. (“USDC”). This news release is intended to clarify USDC’s corporate structure for shareholders, partners and other stakeholders of the Company. USDC’s business is limited to the manufacturing and distribution of the ARMS system, a turnkey modular AI data center system. USDC does not own or operate Digi Power X data center sites and does not participate in site-level revenue. All revenue generated from Digi Power X-owned properties belongs 100% to Digi Power X. Digi Power X currently holds a 55% majority equity stake in USDC.

USDC at a Glance

US Data Centers, Inc. is an equipment manufacturing and distribution company focused exclusively on the ARMS – a turnkey modular AI data center system marketed to enterprises, utilities and developers with powered land. USDC does not own or operate any data center sites. Digi Power X currently holds a majority equity stake in USDC, while the co-founding management team, including Hans Vestberg, former Chief Executive Officer of Verizon Communications, holds approximately 35% in founder equity. Seed institutional investors hold the remaining equity.

Complete Separation of Assets and Revenue

Digi Power X confirms the following:

●	All ARMS pods deployed at Digi Power X-owned sites, all GPUs within those sites and all related revenues – including colocation, managed services and contracted deployments – belong 100% to Digi Power X. USDC has no claim on any pod, GPU or site revenue.

●	All Digi Power X assets, including its data center facilities, infrastructure, ARMS pods, GPUs, technology and proprietary systems, remain solely owned by Digi Power X.

●	All pipeline contracts and strategic agreements in development remain entirely with Digi Power X.

●	USDC’s role is limited to the manufacturing and distribution of ARMS equipment. Upon sale to Digi Power X and deployment of ARMS pods at a Digi Power X site, the pods and all GPUs within them become the exclusive property of Digi Power X. USDC retains no ownership interest, profit participation or contractual claim on any Digi Power X pod, GPU, site, asset, revenue or business opportunity.

●	Any future equipment Digi Power X purchases from USDC will be at cost.

Introducing US Data Centers Inc.: A New Revenue Opportunity

The formation of USDC as an independent subsidiary was not a reactive measure. It was announced in February 2025 as a deliberate long-term strategy – to build USDC as a dedicated, standalone AI infrastructure platform. USDC serves enterprises, utilities and developers with powered land who need a fast, scalable path to AI compute infrastructure. USDC’s business is selling the equipment – not owning or operating any sites itself.

USDC will commercialize the ARMS modular data center system, a turnkey modular AI data center system that can convert a powered site into an operational AI data center in a fraction of the time required by conventional construction. USDC will manufacture and sell the ARMS system, while its customers will own and operate their own sites. All revenues from Digi Power X-owned deployments of its own ARMS systems belong exclusively to Digi Power X.

“Digi Power X is not sharing its business – it is expanding it. Every asset, every pod, every GPU and every dollar of revenue at our sites belongs entirely to Digi Power X.

USDC is a separate engine built to capture a separate market. We own 55% of that engine, and it costs our shareholders nothing, with only upside for Digi Power X.”

– Michel Amar, Chairman & CEO, Digi Power X Inc.

Digi Power X Continues to Execute on its Core Mission

Digi Power X remains focused on its core business: developing, owning and operating data center facilities and delivering enterprise colocation and AI/GPU infrastructure services.

USDC is not a change to Digi Power X’s strategy. Rather it is an expansion into an adjacent market through a new product line supported by a dedicated team and separate capitalization path.

Investor & Analyst Clarification: Transaction Structure Q&A

Digi Power X addresses below the most commonly raised questions by investors and analysts about USDC’s formation and structure.

1. Why is USDC being developed as an independent company rather than an internal division of Digi Power X?

Establishing USDC as a standalone entity was a deliberate choice designed to maximize value for Digi Power X shareholders. The rationale rests on five pillars:

Dedicated Capitalization Without Parent Dilution

USDC can raise institutional capital at the subsidiary level without Digi Power X issuing additional shares. If USDC were an internal division, funding AI hardware growth would likely require parent-level equity financings.

Focus and Execution: Keeping Manufacturing Separate

Building a scaled manufacturing and distribution organization requires distinct capabilities – supplier qualification, inventory management, QA/QC, logistics, warranty support and a specialized sales channel – that differ from developing and operating AI data center sites. Housing this function in USDC allows Digi Power X to remain capital- and execution-focused on site development and contracted GPU deployments, while USDC scales the ARMS product line with dedicated governance and a separate balance sheet. Importantly, Digi Power X purchases ARMS systems at cost and owns ARMS systems deployed at its sites, and USDC retains no ownership interest or participation in Digi Power X site-level revenue.

Enterprise and Government Contracting Requirements

Large enterprises, hyperscalers and U.S. federal agencies often require procurement through a dedicated standalone legal entity. USDC operates with its own legal identity, balance sheet and governance, supporting the institutional procurement relationships central to its revenue model.

Talent Attraction Through Meaningful Co-Founder Equity

Hans Vestberg alone – as former CEO of one of the world’s largest telecommunications companies – represents a relationship asset that could not be purchased at any price.

Preserved Optionality for an Independent Liquidity Event

As an independent entity, USDC maintains the flexibility to pursue an IPO or strategic transaction in the future. Digi Power X’s equity stake would be valued at market pricing in any such event, creating potential liquidity optionality for Digi Power X shareholders.

2. Will the transaction impact Digi Power X’s revenues?

This is an important question for Digi Power X shareholders and the Company welcomes the opportunity to provide further clarification.

USDC’s Business is Completely Separate from that of Digi Power X

The formation of USDC as a standalone business will not impact the current revenue stream of Digi Power X. All revenues generated directly by Digi Power X remain the exclusive revenues of the Company, and USDC has no claim over any of them. USDC is strictly an additive, separate venture and any revenue generated by USDC through the manufacturing and distribution of AI infrastructure equipment is revenue that would otherwise not be generated by Digi Power X. Through the formation of USDC as a standalone venture, Digi Power X will receive the benefit of additional revenue from manufacturing and distribution of ARMS systems through its equity position in USDC.

Digi Power X Financial Position and Near-Term Milestones

For full context, Digi Power X provides the following financial summary as of the date of this news release:

●	$80 million in cash and cash equivalents. Digi Power X holds a strong liquidity position in cash, Bitcoin, Ethereum and cash deposits (based on Bitcoin and Ethereum prices as of March 16, 2026 per CoinMarketCap), with zero debt outstanding.

●	$15 million in capital expenditures year to date, fully funded from existing cash with no external financings in fiscal 2026.

●	Zero share dilution from equity financings of Digi Power X in fiscal 2026. The Company has not issued any new shares in connection with an equity financing in the current fiscal year to date, emphasizing the Company’s focus on minimizing shareholder dilution.

●	Fully owned sites. The Company owns all 4 of its sites, including its combined cycle power plant, with a total of approximately 400MW of secured power capacity across its sites.

●	ARMS200 Deployment. The Company’s ARMS200 system in Alabama is currently in its commissioning phase, with go-live targeted for late March 2026 and first revenues currently expected in April 2026.

Summary

Digi Power X is establishing USDC as an independent subsidiary to unlock dedicated capitalization, enterprise contracting capability, world-class co-founder talent and long-term liquidity optionality. All Digi Power X assets, revenue streams and planned initiatives remain exclusively owned by Digi Power X. USDC is an independent, additive venture with no claim on existing or planned Digi Power X revenue or assets.

About Digi Power X

Digi Power X is an energy-efficient digital infrastructure company focused on the development of next-generation data centers and energy solutions designed to power the future of high-performance computing.

About US Data Centers, Inc.

US Data Centers, Inc. is an equipment manufacturing and distribution company. Its sole product is the ARMS system, a turnkey modular AI data center system designed to convert powered land into operational AI compute infrastructure rapidly and at scale.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding goals, expectations and targets for the business of USDC. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," “goals,’ "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty regarding USDC’s ability to raise additional capital; reduction in the Company’s economic interest in USDC resulting from expected further equity issuances by USDC; the Company’s lack of voting control over USDC; revenue may not earned by USDC on the timelines anticipated, or at all; the ability of USDC to attract target customers; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.